EXHIBIT 99.1

Another strong quarter for First Horizon

MEMPHIS, Tenn., Oct. 14, 2016 (GLOBE NEWSWIRE) -- Positive momentum continued in the third quarter for First Horizon National Corp.’s (NYSE:FHN) First Tennessee regional bank and FTN Financial, the fixed income business.  The company saw strong growth across multiple businesses, with loans, deposits and average daily revenue from fixed income products all up from the same quarter last year.  Efficiency improved, and asset quality remains strong.

“This was a very good quarter.  We clearly demonstrated our ability to grow and build sustained profitability at First Horizon,” said Bryan Jordan, First Horizon’s chairman and CEO.  “Our people generated strong growth across our businesses, with loans up 18 percent at First Tennessee and fixed income average daily revenue up 37 percent at FTN Financial compared to the same period last year.  We remain focused on creating deep relationships with our customers and creating value to build our company for long-term success.”

Third Quarter Financial Highlights and Accomplishments (all comparisons vs 3Q15)
Diluted EPS $0.27	ROA 0.97%*	ROE / ROTCE* 10.8% / 11.9%	CET1 9.8%**

Regional Bank	Average loan growth of 18% Average core deposits up 7% Return on assets (ROA) at 1.47%* Return on equity (ROE) at 24%*

Fixed Income	Fixed income product average daily revenue (ADR) at $922,000, up 37% Continued fee income growth ROA at 1.63%* ROE at 27%*

Consolidated	Net income up 7% and earnings per share (EPS) up 8%
Revenues up 16%; expenses up 8%; efficiency ratio improved to 70%
Net interest income (NII) up 13%; net interest margin (NIM) up 11 basis points to 2.96%
Average loans up 12%; average core deposits up 11%

Asset Quality	Trends remain favorable; nonperforming assets (NPAs) down 20% Net charge-offs (NCOs) declined to annualized 0.05% of average loans Consolidated reserve-to-loans ratio at 1.03%

Capital Deployment	Repurchased $7.1 million, or ~468,000 common shares Completed acquisition of ~$537 million in franchise finance loans

* Annualized. Business segment revenue, expense, asset and equity levels reflect those that are specifically identifiable or that are allocated based on an internal allocation method. ROTCE (return on tangible common equity) is a non-GAAP financial measure reconciled to ROE in the Non-GAAP to GAAP Reconciliation table below.
** Current quarter estimate

Consolidated Summary Results
Quarterly, Unaudited

				3Q16 Changes vs.
(Dollars in thousands, except per share data)	3Q16	2Q16	3Q15	2Q16	3Q15
Income Statement Highlights
Net interest income	$185,195	$176,264	$163,562	5%	13%
Noninterest income	148,745	145,415	125,448	2%	19%
Securities gains/(losses), net	(200)	99	(345)	NM	42%
Total revenue	333,740	321,778	288,665	4%	16%
Noninterest expense	233,558	226,822	215,436	3%	8%
Provision for loan losses	4,000	4,000	1,000	*	NM
Income before income taxes	96,182	90,956	72,229	6%	33%
Provision for income taxes	28,547	30,016	8,897	(5)%	NM
Net income	67,635	60,940	63,332	11%	7%
Net income attributable to noncontrolling interest	2,883	2,852	2,977	1%	(3)%
Net income attributable to controlling interest	64,752	58,088	60,355	11%	7%
Preferred stock dividends	1,550	1,550	1,550	*	*
Net income available to common shareholders	$63,202	$56,538	$58,805	12%	7%
Common Stock Data
EPS	$0.27	$0.24	$0.25	13%	8%
Basic shares (thousands)	231,856	231,573	233,111	*	(1)%
Diluted EPS	$0.27	$0.24	$0.25	13%	8%
Diluted shares (thousands)	234,092	233,576	235,058	*	*
Period-end shares outstanding (thousands)	233,235	232,019	234,237	1%	*
Balance Sheet Highlights (Period-End)
Total loans, net of unearned income	$19,555,787	$18,589,337	$16,725,492	5%	17%
Total deposits	21,574,180	20,630,177	18,865,220	5%	14%
Total assets	28,449,222	27,541,070	25,386,073	3%	12%
Total liabilities	25,704,640	24,849,146	22,805,828	3%	13%
Total equity	2,744,582	2,691,924	2,580,245	2%	6%
Asset Quality Highlights
Allowance for loan losses	$201,557	$199,807	$210,814	1%	(4)%
Allowance / period-end loans	1.03%	1.07%	1.26%
Net charge-offs	$2,250	$8,227	$11,537	(73)%	(80)%
Net charge-offs (annualized) / average loans	0.05%	0.19%	0.28%
Non-performing assets (NPA)	$173,519	$198,942	$217,199	(13)%	(20)%
NPA % (a)	0.85%	1.03%	1.25%
Key Ratios & Other
Return on average assets (annualized) (b)	0.97%	0.91%	0.99%
Return on average common equity (annualized) (c)	10.80%	10.04%	10.83%
Net interest margin (d)	2.96%	2.92%	2.85%
Efficiency ratio (e)	69.94%	70.51%	74.54%
Common equity tier 1 ratio (f)	9.79%	10.05%	10.71%
Tier 1 ratio (f)	11.00%	11.28%	12.11%
Market capitalization (millions)	$3,552.2	$3,197.2	$3,321.5
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.
(a)	NPAs related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.
(b)				Calculated using net income.
(c)				Calculated using net income available to common shareholders.
(d)	Net interest margin is computed using net interest income adjusted to a fully taxable equivalent ('FTE") basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(e)				Noninterest expense divided by total revenue excluding securities gains/(losses).
(f)				Current quarter is an estimate.

Use of Non-GAAP Measures
A financial measure is included in this release that is non-GAAP, meaning it is not presented in accordance with generally accepted accounting principles (GAAP) in the U.S.  The non-GAAP item presented in this release is return on tangible common equity, or ROTCE. This measure is reported to FHN’s management and directors through various internal reports. FHN’s management believes this measure is relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by First Horizon. First Horizon has reconciled ROTCE to a comparable GAAP measure, ROE, below:

Non-GAAP to GAAP Reconciliation
Quarterly, Unaudited

(Thousands)	3Q16
Average Tangible Common Equity (Non-GAAP)
Average total equity (GAAP)	$2,718,319
Less: Average noncontrolling interest (a)	295,431
Less: Average preferred stock (a)	95,624
(A) Total average common equity	$2,327,264
Less: Average intangible assets (GAAP) (b)	214,260
(B) Average tangible common equity (Non-GAAP)	$2,113,004

Annualized Net Income Available to Common Shareholders
(C) Net income available to common shareholders (annualized)	$251,434

Ratios
(C)/(A) Return on average common equity ("ROE") (GAAP)	10.8%
(C)/(B) Return on average tangible common equity ("ROTCE") (Non-GAAP)	11.9%
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

Conference call
Management will hold a conference call at 8:30 a.m. Central Time today to review earnings and performance trends. There will also be a live webcast accompanied by the slide presentation available in the investor relations section of www.FirstHorizon.com.  The call and slide presentation may involve forward-looking information, including guidance.

Participants can call toll-free starting at 8:15 a.m. by dialing 888-317-6003 and entering pin number 6863781. The number for international participants is 412-317-6061. Participants can also listen to the live audio webcast with the accompanying slide presentation through the website. A replay will be available from noon today until midnight Oct. 29. To listen to the replay, dial 877-344-7529 or 412-317-0088. The access code is 10094200. The event also will be archived and available on the website by midnight Central Time.

Other information
This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, inflation or deflation, market (particularly real estate market) and monetary fluctuations, natural disasters, customer, investor and regulatory responses to these conditions and items already mentioned in this press release, as well as critical accounting estimates and other factors described in First Horizon's annual report on Form 10-K and other recent filings with the SEC. First Horizon disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments or changes in expectations.

Debt Investor Materials
First Horizon expects to post additional materials for debt investors Oct. 21 in the investor relations section of www.FirstHorizon.com  First Horizon will also provide these materials to analysts at upcoming meetings. The debt investor materials posted may contain forward-looking statements, including guidance, involving significant risks and uncertainties, which will be identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "should," "is likely," "will," "going forward" and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward-looking information. These factors are outlined in our most recent earnings press release and in more detail in our most current 10-Q and 10-K reports. First Horizon disclaims any obligation to update any of the forward-looking statements that are made from time to time to reflect future events or developments or changes in expectations.

About First Horizon
The 4,300 employees of First Horizon National Corp. (NYSE:FHN) provide financial services through more than 160 bank locations across Tennessee and the southern U.S. and 29 FTN Financial offices across the U.S. The company was founded during the Civil War in 1864 and has the 14th oldest national bank charter in the country. First Tennessee has the largest deposit market share in Tennessee and one of the highest customer retention rates of any bank in the country. FTN Financial is a capital markets industry leader in fixed income sales, trading and strategies for institutional customers in the U.S. and abroad. First Horizon has been recognized as one of the nation's best employers by Working Mother and American Banker. More information is available at www.FirstHorizon.com.

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CONTACT:
First Horizon Investor Relations, Aarti Bowman, (901) 523-4017
First Horizon Media Relations, James Dowd, (901) 523-4305